Exhibit 99.1
News Release

Contact:	Paul Adams Corporate Communications 202-637-0317 Emily Duncan Investor Relations 312-394-2345
EXELON REPORTS THIRD QUARTER 2019 RESULTS
Earnings Release Highlights

•	GAAP Net Income of $0.79 per share and Adjusted (non-GAAP) Operating Earnings of $0.92 per share for the third quarter of 2019

•	Narrowing guidance range for full year 2019 Adjusted (non-GAAP) Operating Earnings from $3.00- $3.30 per share to $3.05 - $3.20 per share

•	Announcing additional annual cost savings of $100 million; savings of $75 million of operating and maintenance expenses and $25 million of other expenses; full run-rate savings to be achieved in 2022

•	New York’s Supreme Court rejected challenges to New York’s Zero Emissions Credit (ZEC) Program

•	Strong utility customer operations performance - every utility achieved top quartile in Service Level and Abandon Rate
CHICAGO (Oct. 31, 2019) — Exelon Corporation (Nasdaq: EXC) today reported its financial results for the third quarter of 2019.
“Ongoing infrastructure investment at our electric and gas companies is delivering solid financial and customer satisfaction results, while our clean generation fleet continues to achieve best-in-class reliability and operational efficiency,” said Christopher M. Crane, Exelon president and CEO. “Exelon was named to the Dow Jones Sustainability Index for the 14th consecutive year, ranking in the top 20 percent of North American companies in all industries. We continue to look for ways to meet customer expectations for a cleaner and more resilient energy grid, teaming with the Exelon Foundation to launch a new Climate Change Investment Initiative to fund startups focused on technologies to reduce emissions and advocating for state policies that will properly value nuclear and other clean energy resources.”

"Our third-quarter performance remained strong, with adjusted (non-GAAP) earnings of $0.92 cents per share exceeding our guidance range of $0.80 to $0.90 per share,” said Joseph Nigro, Exelon’s senior vice president and CFO. “We are on track to invest more than $5.4 billion at our electric and gas companies by year end to enhance reliability and resiliency.  We are also announcing an additional $100 million in annual cost savings at Exelon Generation beginning in 2022, adding to the more than $900 million in companywide cost savings already announced between 2015 and 2018. We are narrowing our guidance range for full-year 2019 adjusted (non-GAAP) operating earnings from $3.00-$3.30 per share to $3.05-$3.20 per share.”

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Third Quarter 2019
Exelon's GAAP Net Income for the third quarter of 2019 increased to $0.79 per share from $0.76 per share in the third quarter of 2018. Adjusted (non-GAAP) Operating Earnings increased to $0.92 per share in the third quarter of 2019 from $0.88 per share in the third quarter of 2018. For the reconciliations of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings, refer to the tables beginning on page 4.
The Adjusted (non-GAAP) Operating Earnings in the third quarter of 2019 primarily reflect higher utility earnings due to regulatory rate increases at PECO, BGE and PHI; and, at Generation, decreased nuclear outage days, increased revenue from ZECs in New York and New Jersey, and lower operating and maintenance expense, partially offset by decreased capacity prices and lower realized energy prices.
Operating Company Results1
ComEd
ComEd's third quarter of 2019 GAAP Net Income and Adjusted (non-GAAP) Operating Earnings remained relatively consistent with the third quarter of 2018. Due to revenue decoupling, ComEd's distribution earnings are not affected by actual weather or customer usage patterns.
PECO
PECO’s third quarter of 2019 GAAP Net Income increased to $140 million from $126 million in the third quarter of 2018. PECO’s Adjusted (non-GAAP) Operating Earnings for the third quarter of 2019 increased to $141 million from $127 million in the third quarter of 2018, primarily due to regulatory rate increases partially offset by unfavorable weather conditions and volume.
BGE
BGE’s third quarter of 2019 GAAP Net Income decreased to $55 million from $63 million in the third quarter of 2018. BGE’s Adjusted (non-GAAP) Operating Earnings for the third quarter of 2019 decreased to $56 million from $64 million compared with the third quarter of 2018, primarily due to an increase in various expenses, partially offset by regulatory rate increases. Due to revenue decoupling, BGE's distribution earnings are not affected by actual weather or customer usage patterns.
PHI
PHI’s third quarter of 2019 GAAP Net Income increased to $189 million from $187 million in the third quarter of 2018. PHI’s Adjusted (non-GAAP) Operating Earnings for the third quarter of 2019 increased to $209 million from $195 million in the third quarter of 2018, primarily due to regulatory rate increases (not reflecting the impact of TCJA). Due to revenue decoupling, PHI's distribution earnings related to Pepco Maryland, DPL Maryland and Pepco District of Columbia are not affected by actual weather or customer usage patterns.
___________
1Exelon’s five business units include ComEd, which consists of electricity transmission and distribution operations in northern Illinois; PECO, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in southeastern Pennsylvania; BGE, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in central Maryland; PHI, which consists of electricity transmission and distribution operations in the District of Columbia and portions of Maryland, Delaware, and New Jersey and retail natural gas distribution operations in northern Delaware; and Generation, which consists of owned and contracted electric generating facilities and wholesale and retail customer supply of electric and natural gas products and services, including renewable energy products and risk management services.

2

Generation
Generation's third quarter of 2019 GAAP Net Income increased to $257 million from $234 million in the third quarter of 2018. Generation’s Adjusted (non-GAAP) Operating Earnings for the third quarter of 2019 increased to $352 million from $318 million in the third quarter of 2018, primarily due to increased revenue from ZECs in New York and New Jersey, decreased nuclear outage days, and lower operating and maintenance expense, partially offset by decreased capacity prices and lower realized energy prices.
As of Sept. 30, 2019, the percentage of expected generation hedged is 96%-99%, 84%-87% and 54%-57% for 2019, 2020 and 2021, respectively.
Recent Developments and Third Quarter Highlights

•
Cost Management Programs: Exelon continues to be committed to managing its costs. On Oct. 31 2019, Exelon announced additional annual cost savings of approximately $100 million, at Generation, to be achieved by 2022. These actions are in response to the continuing economic challenges confronting Generation’s business, necessitating continued focus on cost management through enhanced efficiency and productivity.

•
Conowingo Hydroelectric Project: In connection with Generation’s pursuit of a new Federal Energy Regulatory Commission (FERC) license for the Conowingo Hydroelectric Project, on Oct. 29, 2019, Generation and Maryland Department of the Environment (MDE) entered into a settlement agreement that would resolve all outstanding issues between the parties, effective upon and subject to approval by FERC and incorporation of the terms into the new license when issued. The financial impact of this settlement, along with other anticipated and prior license commitments, would be recognized over the term of the new 50-year license and is estimated to be, on average, $11 million to $14 million per year, including capital and operating costs. The actual timing and amount of a majority of these costs are not currently fixed and will vary from year to year throughout the life of the new license. Generation cannot currently predict when FERC will issue the new license.

•
New York State Court Upholds New York ZECs: On Oct. 8, 2019, the New York State Court dismissed all remaining claims of plaintiffs' petition seeking to invalidate the ZEC program. The petitioners have until Nov. 11, 2019 to file a notice of appeal.

•
BGE Electric and Natural Gas Distribution Base Rate Case: On May 24, 2019 (as amended Oct. 4, 2019), BGE filed an application with the Maryland Public Service Commission (MDPSC) to increase its annual electric and natural gas distribution base rates by $74 million and $59 million, respectively, reflecting a requested ROE of 10.3%. On Oct. 25, 2019, BGE filed a settlement agreement with the MDPSC. The settlement provides for an increase to BGE’s annual electric and natural gas distribution rates of $18 million and $45 million, respectively. A final order from the MDPSC is expected by Dec. 2019.

•
Pepco Maryland Electric Distribution Base Rate Case: On Aug. 12, 2019, the MDPSC approved a settlement agreement with an effective date of Aug. 13, 2019 that provides for a net increase to Pepco's annual electric distribution rates of $10 million and reflects a ROE of 9.6%.

•
Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station and 100% of the CENG units, produced 46,215 gigawatt-hours (GWhs) in the third quarter of 2019, compared with 46,549 GWhs in the third quarter of 2018. Excluding Salem, the Exelon-operated nuclear plants at ownership achieved a 95.5% capacity factor for the third quarter of 2019, compared with 93.6% for the third quarter of 2018. The number of planned refueling outage days in the third quarter of 2019 totaled 15, compared with 36 in the third quarter of 2018. There were

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15 non-refueling outage days in the third quarter of 2019, compared with 12 in the third quarter of 2018.

•
Fossil and Renewables Operations: The Dispatch Match rate for Generation’s fossil and hydro fleet was 97.5% in the third quarter of 2019, compared with 95.8% in the third quarter of 2018. Energy Capture for the wind and solar fleet was 96.5% in the third quarter of 2019, compared with 95.7% in the third quarter of 2018.

•	Financing Activities:

◦
On Sept. 10, 2019, PECO issued $325 million aggregate principal amount of its First and Refunding Mortgage Bonds, 3.00% Series due Sept. 15, 2049. PECO used the proceeds to satisfy short-term borrowings and for general corporate purposes.

◦
On Sept. 12, 2019, BGE issued $400 million aggregate principal amount of its 3.20% senior notes due Sept. 15, 2049. BGE used the proceeds to repay outstanding commercial paper obligations and for general corporate purposes.

GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation
Adjusted (non-GAAP) Operating Earnings for the third quarter of 2019 do not include the following items (after tax) that were included in reported GAAP Net Income:

(in millions)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI	Generation
2019 GAAP Net Income	$0.79	$772	$200	$140	$55	$189	$257
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $2 and $4, respectively)	—	(2)	—	—	—	—	(10)
Unrealized Gains Related to Nuclear Decommissioning Trust (NDT) Fund Investments (net of taxes of $34)	(0.04)	(39)	—	—	—	—	(39)
Asset Impairments (net of taxes of $53)	0.12	113	—	—	—	—	113
Plant Retirements and Divestitures (net of taxes of $40)	0.12	119	—	—	—	—	119
Cost Management Program (net of taxes of $3, $0, $0, $0 and $3, respectively)	0.01	14	—	1	1	2	10
Asset Retirement Obligation (net of taxes of $9)	(0.09)	(84)	—	—	—	—	(84)
Change in Environmental Liabilities (net of taxes of $5, $5 and $0)	0.02	18	—	—	—	17	1
Income Tax-Related Adjustments (entire amount represents tax expense)	0.01	13	—	—	—	1	9
Noncontrolling Interests (net of taxes of $3)	(0.02)	(24)	—	—	—	—	(24)
2019 Adjusted (non-GAAP) Operating Earnings	$0.92	$900	$200	$141	$56	$209	$352

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Adjusted (non-GAAP) Operating Earnings for the third quarter of 2018 do not include the following items (after tax) that were included in reported GAAP Net Income:

(in millions)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI	Generation
2018 GAAP Net Income	$0.76	$733	$193	$126	$63	$187	$234
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $20 and $22)	(0.06)	(55)	—	—	—	—	(65)
Unrealized Gains Related to NDT Fund Investments (net of taxes of $4)	(0.06)	(53)	—	—	—	—	(53)
Asset Impairments (net of taxes of $2)	0.01	6	—	—	—	—	6
Plant Retirements and Divestitures (net of taxes of $70 and $68, respectively)	0.21	202	—	—	—	—	204
Cost Management Program (net of taxes of $4, $0, $0, $1 and $3, respectively)	0.01	13	—	1	1	1	10
Asset Retirement Obligation (net of taxes of $6)	0.02	16	—	—	—	16	—
Change in Environmental Liabilities (net of taxes of $3)	(0.01)	(9)	—	—	—	—	(9)
Income Tax-Related Adjustments (entire amount represents tax expense)	(0.02)	(18)	—	—	—	(9)	(30)
Noncontrolling Interests (net of taxes of $4)	0.02	21	—	—	—	—	21
2018 Adjusted (non-GAAP) Operating Earnings	$0.88	$856	$193	$127	$64	$195	$318
Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT fund investments, the marginal statutory income tax rates for 2019 and 2018 ranged from 26.0% to 29.0%. Under IRS regulations, NDT fund investment returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized gains and losses related to NDT fund investments were 47.1% and 7.7% for the three months ended Sept. 30, 2019 and 2018, respectively.
Webcast Information
Exelon will discuss third quarter 2019 earnings in a one-hour conference call scheduled for today at 9 a.m. Central Time (10 a.m. Eastern Time). The webcast and associated materials can be accessed at www.exeloncorp.com/investor-relations.

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About Exelon
Exelon Corporation (Nasdaq: EXC) is a Fortune 100 energy company with the largest number of electricity and natural gas customers in the U.S. Exelon does business in 48 states, the District of Columbia and Canada and had 2018 revenue of $36 billion. Exelon serves approximately 10 million customers in Delaware, the District of Columbia, Illinois, Maryland, New Jersey and Pennsylvania through its Atlantic City Electric, BGE, ComEd, Delmarva Power, PECO and Pepco subsidiaries. Exelon is one of the largest competitive U.S. power generators, with more than 31,000 megawatts of nuclear, gas, wind, solar and hydroelectric generating capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 2 million residential, public sector and business customers, including more than two-thirds of the Fortune 100. Follow Exelon on Twitter @Exelon.
Non-GAAP Financial Measures
In addition to net income as determined under generally accepted accounting principles in the United States (GAAP), Exelon evaluates its operating performance using the measure of Adjusted (non-GAAP) Operating Earnings because management believes it represents earnings directly related to the ongoing operations of the business. Adjusted (non-GAAP) Operating Earnings exclude certain costs, expenses, gains and losses and other specified items. This measure is intended to enhance an investor’s overall understanding of period over period operating results and provide an indication of Exelon’s baseline operating performance excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this measure is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets and planning and forecasting of future periods. Adjusted (non-GAAP) Operating Earnings is not a presentation defined under GAAP and may not be comparable to other companies’ presentation. The Company has provided the non-GAAP financial measure as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. Adjusted (non-GAAP) Operating Earnings should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP Net Income measures provided in this earnings release and attachments. This press release and earnings release attachments provide reconciliations of Adjusted (non-GAAP) Operating Earnings to the most directly comparable financial measures calculated and presented in accordance with GAAP, are posted on Exelon’s website: www.exeloncorp.com, and have been furnished to the Securities and Exchange Commission on Form 8-K on Oct. 31, 2019.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by the Registrants include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2018 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 22, Commitments and Contingencies; (2) the Registrants' Third Quarter 2019 Quarterly Report on Form 10-Q (to be filed on Oct. 31, 2019) in (a) Part II, ITEM 1A. Risk Factors; (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, ITEM 1. Financial Statements: Note 16, Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

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Earnings Release Attachments

Consolidating Statements of Operations
(unaudited)
(in millions)

	ComEd	PECO	BGE	PHI	Generation	Other (a)	Exelon Consolidated
Three Months Ended September 30, 2019
Operating revenues	$1,583	$778	$703	$1,380	$4,774	$(289)	$8,929
Operating expenses
Purchased power and fuel	577	246	235	519	2,651	(276)	3,952
Operating and maintenance	340	219	196	290	1,087	(60)	2,072
Depreciation and amortization	259	83	116	193	407	25	1,083
Taxes other than income	80	47	65	122	129	9	452
Total operating expenses	1,256	595	612	1,124	4,274	(302)	7,559
Gain (loss) on sales of assets and businesses	1	—	—	—	(18)	—	(17)
Operating income	328	183	91	256	482	13	1,353
Other income and (deductions)
Interest expense, net	(91)	(33)	(31)	(66)	(109)	(79)	(409)
Other, net	8	4	7	13	128	(2)	158
Total other income and (deductions)	(83)	(29)	(24)	(53)	19	(81)	(251)
Income (loss) before income taxes	245	154	67	203	501	(68)	1,102
Income taxes	45	14	12	14	87	—	172
Equity in losses of unconsolidated affiliates	—	—	—	—	(170)	—	(170)
Net income (loss)	200	140	55	189	244	(68)	760
Net income (loss) attributable to noncontrolling interests	—	—	—	—	(13)	1	(12)
Net income (loss) attributable to common shareholders	$200	$140	$55	$189	$257	$(69)	$772

Three Months Ended September 30, 2018
Operating revenues	$1,598	$757	$731	$1,361	$5,278	$(322)	$9,403
Operating expenses
Purchased power and fuel	619	263	272	509	2,980	(311)	4,332
Operating and maintenance	337	219	182	292	1,370	(54)	2,346
Depreciation and amortization	237	75	110	192	468	23	1,105
Taxes other than income	82	46	64	123	143	11	469
Total operating expenses	1,275	603	628	1,116	4,961	(331)	8,252
(Loss) gain on sales of assets and businesses	—	—	—	—	(6)	1	(5)
Operating income	323	154	103	245	311	10	1,146
Other income and (deductions)
Interest expense, net	(85)	(32)	(27)	(65)	(101)	(83)	(393)
Other, net	7	2	5	11	179	(10)	194
Total other income and (deductions)	(78)	(30)	(22)	(54)	78	(93)	(199)
Income (loss) before income taxes	245	124	81	191	389	(83)	947
Income taxes	52	(2)	18	4	78	(13)	137
Equity in losses of unconsolidated affiliates	—	—	—	—	(11)	1	(10)
Net income (loss)	193	126	63	187	300	(69)	800
Net income attributable to noncontrolling interests	—	—	—	—	66	1	67
Net income (loss) attributable to common shareholders	$193	$126	$63	$187	$234	$(70)	$733

Change in Net Income from 2018 to 2019	$7	$14	$(8)	$2	$23	$1	$39

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

Consolidating Statements of Operations
(unaudited)
(in millions)

	ComEd	PECO	BGE	PHI	Generation	Other (a)	Exelon Consolidated
Nine Months Ended September 30, 2019
Operating revenues	$4,342	$2,333	$2,327	$3,700	$14,280	$(886)	$26,096
Operating expenses
Purchased power and fuel	1,469	767	804	1,391	8,148	(848)	11,731
Operating and maintenance	967	643	569	811	3,570	(141)	6,419
Depreciation and amortization	767	247	368	562	1,221	72	3,237
Taxes other than income	228	126	195	342	394	31	1,316
Total operating expenses	3,431	1,783	1,936	3,106	13,333	(886)	22,703
Gain on sales of assets and businesses	4	—	—	—	15	—	19
Operating income	915	550	391	594	962	—	3,412
Other income and (deductions)
Interest expense, net	(268)	(100)	(89)	(197)	(336)	(231)	(1,221)
Other, net	27	11	18	39	729	13	837
Total other income and (deductions)	(241)	(89)	(71)	(158)	393	(218)	(384)
Income (loss) before income taxes	674	461	320	436	1,355	(218)	3,028
Income taxes	130	51	59	25	388	(27)	626
Equity in earnings (losses) of unconsolidated affiliates	—	—	—	1	(183)	—	(182)
Net income (loss)	544	410	261	412	784	(191)	2,220
Net income attributable to noncontrolling interests	—	—	—	—	56	—	56
Net income (loss) attributable to common shareholders	$544	$410	$261	$412	$728	$(191)	$2,164

Nine Months Ended September 30, 2018
Operating revenues	$4,508	$2,275	$2,369	$3,688	$15,368	$(1,038)	$27,170
Operating expenses
Purchased power and fuel	1,702	818	881	1,410	8,552	(989)	12,374
Operating and maintenance	974	686	578	857	4,126	(185)	7,036
Depreciation and amortization	696	224	358	555	1,383	68	3,284
Taxes other than income	238	125	188	343	414	34	1,342
Total operating expenses	3,610	1,853	2,005	3,165	14,475	(1,072)	24,036
Gain on sales of assets and businesses	5	1	1	—	48	—	55
Operating income	903	423	365	523	941	34	3,189
Other income and (deductions)
Interest expense, net	(261)	(96)	(78)	(193)	(305)	(205)	(1,138)
Other, net	21	4	14	33	164	(24)	212
Total other income and (deductions)	(240)	(92)	(64)	(160)	(141)	(229)	(926)
Income (loss) before income taxes	663	331	301	363	800	(195)	2,263
Income taxes	140	(5)	59	28	110	(70)	262
Equity in earnings (losses) of unconsolidated affiliates	—	—	—	1	(23)	—	(22)
Net income (loss)	523	336	242	336	667	(125)	1,979
Net income attributable to noncontrolling interests	—	—	—	—	120	1	121
Net income (loss) attributable to common shareholders	$523	$336	$242	$336	$547	$(126)	$1,858

Change in Net Income from 2018 to 2019	$21	$74	$19	$76	$181	$(65)	$306

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

Exelon
Consolidated Balance Sheets
(unaudited)
(in millions)

	September 30, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$1,683	$1,349
Restricted cash and cash equivalents	309	247
Accounts receivable, net
Customer	4,188	4,607
Other	1,085	1,256
Mark-to-market derivative assets	601	804
Unamortized energy contract assets	49	48
Inventories, net
Fossil fuel and emission allowances	325	334
Materials and supplies	1,458	1,351
Regulatory assets	1,194	1,222
Assets held for sale	18	904
Other	1,296	1,238
Total current assets	12,206	13,360
Property, plant and equipment, net	78,593	76,707
Deferred debits and other assets
Regulatory assets	8,122	8,237
Nuclear decommissioning trust funds	12,706	11,661
Investments	471	625
Goodwill	6,677	6,677
Mark-to-market derivative assets	487	452
Unamortized energy contract assets	353	372
Other	3,123	1,575
Total deferred debits and other assets	31,939	29,599
Total assets	$122,738	$119,666

	September 30, 2019	December 31, 2018
Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$1,019	$714
Long-term debt due within one year	4,248	1,349
Accounts payable	3,348	3,800
Accrued expenses	1,877	2,112
Payables to affiliates	5	5
Regulatory liabilities	400	644
Mark-to-market derivative liabilities	239	475
Unamortized energy contract liabilities	138	149
Renewable energy credit obligation	375	344
Liabilities held for sale	11	777
Other	1,425	1,035
Total current liabilities	13,085	11,404
Long-term debt	32,056	34,075
Long-term debt to financing trusts	390	390
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	12,133	11,330
Asset retirement obligations	10,089	9,679
Pension obligations	3,712	3,988
Non-pension postretirement benefit obligations	2,029	1,928
Spent nuclear fuel obligation	1,193	1,171
Regulatory liabilities	9,792	9,559
Mark-to-market derivative liabilities	416	479
Unamortized energy contract liabilities	368	463
Other	3,123	2,130
Total deferred credits and other liabilities	42,855	40,727
Total liabilities	88,386	86,596
Commitments and contingencies
Shareholders’ equity
Common stock	19,238	19,116
Treasury stock, at cost	(123)	(123)
Retained earnings	15,871	14,766
Accumulated other comprehensive loss, net	(2,963)	(2,995)
Total shareholders’ equity	32,023	30,764
Noncontrolling interests	2,329	2,306
Total equity	34,352	33,070
Total liabilities and shareholders’ equity	$122,738	$119,666

Exelon
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities
Net income	$2,220	$1,979
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel and energy contract amortization	4,393	4,511
Asset impairments	174	49
Gain on sales of assets and businesses	(15)	(55)
Deferred income taxes and amortization of investment tax credits	412	97
Net fair value changes related to derivatives	96	67
Net realized and unrealized (gains) losses on NDT funds	(467)	(21)
Other non-cash operating activities	460	804
Changes in assets and liabilities:
Accounts receivable	445	(167)
Inventories	(94)	(24)
Accounts payable and accrued expenses	(671)	84
Option premiums received (paid), net	13	(36)
Collateral (posted) received, net	(254)	222
Income taxes	143	166
Pension and non-pension postretirement benefit contributions	(377)	(362)
Other assets and liabilities	(1,079)	(639)
Net cash flows provided by operating activities	5,399	6,675
Cash flows from investing activities
Capital expenditures	(5,259)	(5,497)
Proceeds from NDT fund sales	8,443	6,379
Investment in NDT funds	(8,437)	(6,553)
Acquisition of assets and businesses, net	—	(57)
Proceeds from sales of assets and businesses	17	90
Other investing activities	21	29
Net cash flows used in investing activities	(5,215)	(5,609)
Cash flows from financing activities
Changes in short-term borrowings	430	(218)
Proceeds from short-term borrowings with maturities greater than 90 days	—	126
Repayments on short-term borrowings with maturities greater than 90 days	(125)	(1)
Issuance of long-term debt	1,576	2,664
Retirement of long-term debt	(644)	(1,480)
Dividends paid on common stock	(1,055)	(999)
Proceeds from employee stock plans	94	67
Other financing activities	(63)	(94)
Net cash flows provided by financing activities	213	65
Increase in cash, cash equivalents and restricted cash	397	1,131
Cash, cash equivalents and restricted cash at beginning of period	1,781	1,190
Cash, cash equivalents and restricted cash at end of period	$2,178	$2,321

Exelon
Reconciliation of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings and Analysis of Earnings
Three Months Ended September 30, 2019 and 2018
(unaudited)
(in millions, except per share data)

	Exelon Earnings per Diluted Share	ComEd		PECO		BGE		PHI		Generation	Other (a)	Exelon
2018 GAAP Net Income (Loss)	$0.76	$193		$126		$63		$187		$234	$(70)	$733
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $22, $2 and $20, respectively)	(0.06)	—		—		—		—		(65)	10	(55)
Unrealized Gains Related to NDT Fund Investments (net of taxes of $4) (1)	(0.06)	—		—		—		—		(53)	—	(53)
Asset Impairments (net of taxes of $2)	0.01	—		—		—		—		6	—	6
Plant Retirements and Divestitures (net of taxes of $68, $2 and $70) (2)	0.21	—		—		—		—		204	(2)	202
Cost Management Program (net of taxes of $0, $0, $1, $3 and $4, respectively) (3)	0.01	—		1		1		1		10	—	13
Asset Retirement Obligation (net of taxes of $6) (4)	0.02	—		—		—		16		—	—	16
Change in Environmental Liabilities (net of taxes of $3)	(0.01)	—		—		—		—		(9)	—	(9)
Income Tax-Related Adjustments (entire amount represents tax expense) (5)	(0.02)	—		—		—		(9)		(30)	21	(18)
Noncontrolling Interests (net of taxes of $4) (6)	0.02	—		—		—		—		21	—	21
2018 Adjusted (non-GAAP) Operating Earnings (Loss)	0.88	193		127		64		195		318	(41)	856

Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings:
ComEd, PECO, BGE and PHI Margins:
Weather	(0.01)	—	(b)	(3)		—	(b)	(3)	(b)	—	—	(6)
Load	(0.01)	—	(b)	(4)		—	(b)	(1)	(b)	—	—	(5)
Other Energy Delivery (8)	0.07	19	(c)	34	(c)	7	(c)	10	(c)	—	—	70
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (9)	(0.01)	—		—		—		—		(5)	—	(5)
Nuclear Fuel Cost	0.01	—		—		—		—		7	—	7
Capacity Pricing (10)	(0.12)	—		—		—		—		(120)	—	(120)
Zero Emission Credit Revenue (11)	0.03	—		—		—		—		33	—	33
Market and Portfolio Conditions (12)	(0.01)	—		—		—		—		(14)	—	(14)
Operating and Maintenance Expense:
Labor, Contracting and Materials (13)	0.06	—		4		(9)		6		57	—	58
Planned Nuclear Refueling Outages (14)	0.03	—		—		—		—		25	—	25
Pension and Non-Pension Postretirement Benefits (15)	0.01	6		1		—		(4)		8	3	14
Other Operating and Maintenance (16)	0.01	(8)		(4)		(1)		—		19	(1)	5
Depreciation and Amortization Expense (17)	(0.03)	(16)		(6)		(4)		(1)		3	(1)	(25)
Interest Expense, Net	—	(3)		—		(2)		—		2	—	(3)
Income Taxes (18)	—	8		(8)		1		5		16	(19)	3
Noncontrolling Interests (19)	0.01	—		—		—		—		9	—	9
Other	—	1		—		—		2		(6)	1	(2)
Total Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings	0.04	7		14		(8)		14		34	(17)	44

2019 GAAP Net Income (Loss)	0.79	200		140		55		189		257	(69)	772
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $4, $2 and $2, respectively)	—	—		—		—		—		(10)	8	(2)
Unrealized Gains Related to NDT Fund Investments (net of taxes of $34) (1)	(0.04)	—		—		—		—		(39)	—	(39)
Asset Impairments (net of taxes of $53) (7)	0.12	—		—		—		—		113	—	113
Plant Retirements and Divestitures (net of taxes of $40) (2)	0.12	—		—		—		—		119	—	119
Cost Management Program (net of taxes of $0, $0, $0, $3 and $3, respectively) (3)	0.01	—		1		1		2		10	—	14
Asset Retirement Obligation (net of taxes of $9) (4)	(0.09)	—		—		—		—		(84)	—	(84)
Change in Environmental Liabilities (net of taxes of $5, $0 and $5, respectively)	0.02	—		—		—		17		1	—	18
Income Tax-Related Adjustments (entire amount represents tax expense) (5)	0.01	—		—		—		1		9	3	13
Noncontrolling Interests (net of taxes of $3) (6)	(0.02)	—		—		—		—		(24)	—	(24)
2019 Adjusted (non-GAAP) Operating Earnings (Loss)	$0.92	$200		$141		$56		$209		$352	$(58)	$900

Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT fund investments, the marginal statutory income tax rates for 2019 and 2018 ranged from 26.0% to 29.0%. Under IRS regulations, NDT fund investment returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized gains and losses related to NDT fund investments were 47.1% and 7.7% for the three months ended September 30, 2019 and 2018, respectively.

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

(b)	For ComEd, BGE, Pepco and DPL Maryland, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.

(c)
For regulatory recovery mechanisms, including ComEd’s distribution formula rate, ComEd, PECO, BGE and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).

(1)
Reflects the impact of net unrealized gains and losses on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.

(2)
In 2018, primarily reflects accelerated depreciation and amortization expense associated with Generation's decision to early retire the Oyster Creek and Three Mile Island nuclear facilities and a charge associated with a remeasurement of the Oyster Creek ARO. In 2019, primarily reflects accelerated depreciation and amortization expenses associated with the early retirement of the TMI nuclear facility and certain fossil sites, a charge associated with a remeasurement of the TMI ARO and the loss on sale of Oyster Creek to Holtec.

(3)	Primarily represents reorganization costs related to cost management programs.

(4)
In 2018, reflects an increase at Pepco related primarily to asbestos identified at its Buzzard Point property. In 2019, reflects a benefit related to Generation's annual nuclear ARO update for non-regulatory units.

(5)
In 2018, reflects an adjustment to the remeasurement of deferred income taxes as a result of the TCJA. In 2019, primarily reflects the adjustment to deferred income taxes due to changes in forecasted apportionment.

(6)
Represents elimination from Generation’s results of the noncontrolling interests related to certain exclusion items. In 2018, primarily related to the impact of unrealized gains on NDT fund investments for CENG units. In 2019, primarily related to the impact of the impairment of equity investments in distributed energy companies, partially offset by the impact of Generation's annual nuclear ARO update and unrealized gains on NDT fund investments for CENG units.

(7)	In 2019, primarily reflects the impairment of equity method investments in certain distributed energy companies. The impact of such impairment net of noncontrolling interest is $0.02.

(8)
For ComEd, reflects increased electric distribution, energy efficiency and transmission revenues (due to higher rate base and fully recoverable costs, partially offset by lower electric distribution ROE due to decreased treasury rates). For PECO, BGE, and PHI, primarily reflects increased revenue as a result of rate increases. For PECO, also reflects increased revenue as a result of the absence in 2019 of the 2010 and 2011 electric and gas distribution tax repair credits fully refunded in 2018. For PHI, the rate increases were partially offset by the accelerated amortization of certain deferred income tax regulatory liabilities established upon the enactment of TCJA as the result of regulatory settlements.

(9)	Primarily reflects the permanent cease of generation operations at Oyster Creek in September 2018, partially offset by a decrease in nuclear outage days.

(10)	Reflects decreased capacity prices in the Mid-Atlantic, Midwest, New York, and Other power regions.

(11)	Primarily reflects an increase in New York ZEC prices and the approval of the New Jersey ZEC Program in the second quarter of 2019.

(12)	Primarily reflects lower realized energy prices.

(13)	For Generation, primarily reflects decreased costs related to the permanent cease of generation operations at Oyster Creek and lower labor costs resulting from previous cost management programs.

(14)	Primarily reflects a decrease in the number of nuclear outage days in 2019, excluding Salem.

(15)
Primarily reflects an increase in discount rates and the favorable impacts of the merger of two of Exelon’s pension plans effective in January 2019, partially offset by lower than expected asset returns in 2018.

(16)	For Generation, primarily reflects primarily reflects decreased costs related to the permanent cease of generation operations at Oyster Creek.

(17)
Reflects ongoing capital expenditures across all utilities. For ComEd, also reflects higher depreciation rates effective January 2019. For PHI, the impact of ongoing capital expenditures is partially offset by decreased regulatory asset amortization.

(18)
For Generation, primarily reflects renewable tax credits and one-time adjustments. For PECO, primarily reflects decreased amortization of income tax regulatory liabilities established in 2010 and 2011 for electric and gas repair deductions that were fully refunded to customers in 2018. For PHI, primarily reflects the accelerated amortization of certain deferred income tax regulatory liabilities established upon the enactment of TCJA as the result of regulatory settlements.

(19)	Reflects elimination from Generation’s results of activity attributable to noncontrolling interests, primarily for CENG.

Exelon
Reconciliation of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings and Analysis of Earnings
Nine Months Ended September 30, 2019 and 2018
(unaudited)
(in millions, except per share data)

	Exelon Earnings per Diluted Share	ComEd		PECO		BGE		PHI		Generation	Other (a)	Exelon
2018 GAAP Net Income (Loss)	$1.92	$523		$336		$242		$336		$547	$(126)	$1,858
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $23, $3 and $26, respectively)	0.08	—		—		—		—		65	9	74
Unrealized Losses Related to NDT Fund Investments (net of taxes of $118) (1)	0.10	—		—		—		—		94	—	94
PHI Merger and Integration Costs (net of taxes of $0, $1, and $1, respectively)	—	—		—		1		—		4	—	5
Asset Impairments (net of taxes of $13) (2)	0.04	—		—		—		—		36	—	36
Plant Retirements and Divestitures (net of taxes of $147, $1 and $148, respectively) (3)	0.43	—		—		—		—		424	(2)	422
Cost Management Program (net of taxes of $1, $1, $1, $7 and $10, respectively) (4)	0.03	—		2		2		3		22	—	29
Asset Retirement Obligation (net of taxes of $6) (5)	0.02	—		—		—		16		—	—	16
Change in Environmental Liabilities (net of taxes of $1)	—	—		—		—		—		(4)	—	(4)
Income Tax-Related Adjustments (entire amount represents tax expense) (6)	(0.03)	—		—		—		(8)		(29)	10	(27)
Noncontrolling Interests (net of taxes of $9) (7)	(0.04)	—		—		—		—		(36)	—	(36)
2018 Adjusted (non-GAAP) Operating Earnings (Loss)	2.55	523		338		245		347		1,123	(109)	2,467

Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings:
ComEd, PECO, BGE and PHI Margins:
Weather	(0.02)	—	(b)	(11)		—	(b)	(5)	(b)	—	—	(16)
Load	—	—	(b)	(4)		—	(b)	1	(b)	—	—	(3)
Other Energy Delivery (8)	0.20	49	(c)	91	(c)	25	(c)	26	(c)	—	—	191
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (9)	(0.08)	—		—		—		—		(82)	—	(82)
Nuclear Fuel Cost (10)	0.03	—		—		—		—		30	—	30
Capacity Pricing (11)	(0.11)	—		—		—		—		(105)	—	(105)
Zero Emission Credit Revenue (12)	(0.04)	—		—		—		—		(42)	—	(42)
Market and Portfolio Conditions (13)	(0.36)	—		—		—		—		(353)	—	(353)
Operating and Maintenance Expense:
Labor, Contracting and Materials (14)	0.12	3		(3)		(12)		24		101	(1)	112
Planned Nuclear Refueling Outages (15)	0.07	—		—		—		—		65	—	65
Pension and Non-Pension Postretirement Benefits (16)	0.06	20		3		(1)		(6)		33	9	58
Other Operating and Maintenance (17)	0.03	(18)		30		18		18		(3)	(12)	33
Depreciation and Amortization Expense (18)	(0.07)	(51)		(16)		(7)		(5)		11	(2)	(70)
Interest Expense, Net	(0.02)	(4)		(2)		(7)		(3)		8	(12)	(20)
Income Taxes (19)	(0.02)	13		(18)		6		32		(7)	(45)	(19)
Noncontrolling Interests (20)	0.12	—		—		—		—		119	—	119
Other (21)	(0.04)	9		4		(4)		5		(49)	(1)	(36)
Total Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings	(0.16)	21		74		18		87		(274)	(64)	(138)

2019 GAAP Net Income (Loss)	2.22	544		410		261		412		728	(191)	2,164
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $26, $5 and $31, respectively)	0.10	—		—		—		—		80	17	97
Unrealized Gains Related to NDT Fund Investments (net of taxes of $167) (1)	(0.19)	—		—		—		—		(181)	—	(181)
Asset Impairments (net of taxes of $54) (2)	0.12	—		—		—		—		119	—	119
Plant Retirements and Divestitures (net of taxes of $8, $1 and $9, respectively) (3)	0.12	—		—		—		—		115	(1)	114
Cost Management Program (net of taxes of $1, $1, $1, $7 and $10, respectively) (4)	0.03	—		2		2		4		23	—	31
Litigation Settlement Gain (net of taxes of $7)	(0.02)	—		—		—		—		(19)	—	(19)
Asset Retirement Obligation (net of taxes of $9) (5)	(0.09)	—		—		—		—		(84)	—	(84)
Change in Environmental Liabilities (net of taxes of $5, $0, and $5, respectively)	0.02	—		—		—		17		1	—	18
Income Tax-Related Adjustments (entire amount represents tax expense) (6)	0.01	—		—		—		1		9	3	13
Noncontrolling Interests (net of taxes of $18) (7)	0.06	—		—		—		—		58	—	58
2019 Adjusted (non-GAAP) Operating Earnings (Loss)	$2.39	$544		$412		$263		$434		$849	$(173)	$2,329

Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT fund investments, the marginal statutory income tax rates for 2019 and 2018 ranged from 26.0% to 29.0%. Under IRS regulations, NDT fund investment returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized gains and losses related to NDT fund investments were 48.1% and 55.5% for the nine months ended September 30, 2019 and 2018, respectively.

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

(b)	For ComEd, BGE, Pepco and DPL Maryland, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.

(c)
For regulatory recovery mechanisms, including ComEd’s distribution formula rate, ComEd, PECO, BGE and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).

(1)
Reflects the impact of net unrealized gains and losses on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.

(2)
In 2018, primarily reflects the impairment of certain wind projects at Generation. In 2019, primarily reflects the impairment of equity method investments in certain distributed energy companies. The impact of such impairment net of noncontrolling interest is $0.02.

(3)
In 2018, primarily reflects accelerated depreciation and amortization expenses and one-time charges associated with Generation's decision to early retire the Oyster Creek and TMI nuclear facilities, a charge associated with a remeasurement of the Oyster Creek ARO, partially offset by a gain associated with Generation's sale of its electrical contracting business. In 2019, primarily reflects accelerated depreciation and amortization expenses associated with the early retirement of the TMI nuclear facility and certain fossil sites and the loss on the sale of Oyster Creek to Holtec, partially offset by net realized gains related to Oyster Creek's NDT fund investments, a net benefit associated with remeasurements of the TMI ARO and a gain on the sale of certain wind assets.

(4)	Primarily represents reorganization costs related to cost management programs.

(5)
In 2018, reflects an increase at Pepco related primarily to asbestos identified at its Buzzard Point property. In 2019, reflects a benefit related to Generation's annual nuclear ARO update for non-regulatory units.

(6)
In 2018, reflects an adjustment to the remeasurement of deferred income taxes as a result of the TCJA. In 2019, primarily reflects the adjustment to deferred income taxes due to changes in forecasted apportionment.

(7)
Represents elimination from Generation’s results of the noncontrolling interests related to certain exclusion items. In 2018, primarily related to the impact of unrealized losses on NDT fund investments for CENG units. In 2019, primarily related to the impact of unrealized gains on NDT fund investments and the impact of the Generation's annual nuclear ARO update for CENG units, partially offset by the impairment of certain equity investments in distributed energy companies.

(8)
For ComEd, reflects increased electric distribution, energy efficiency and transmission revenues (due to higher rate base and fully recoverable costs, partially offset by lower electric distribution ROE due to decreased treasury rates). For PECO, BGE, and PHI, reflects increased revenue as a result of rate increases. For PECO, also reflects increased revenue as a result of the absence in 2019 of the 2010 and 2011 electric and gas distribution tax repair credits fully refunded in 2018. For PHI, the rate increases were partially offset by the accelerated amortization of certain deferred income tax regulatory liabilities established upon the enactment of TCJA as the result of regulatory settlements. Additionally, for all utilities, reflects decreased mutual assistance revenues.

(9)	Primarily reflects the permanent cease of generation operations at Oyster Creek in September 2018, partially offset by a decrease in nuclear outage days.

(10)	Primarily reflects a decrease in fuel prices and decreased nuclear output as a result of the permanent cease of generation operations at Oyster Creek.

(11)	Reflects decreased capacity prices in the Mid-Atlantic, Midwest, New York, and Other Power Regions.

(12)
Primarily reflects the absence of the revenue recognized in the first quarter 2018 related to zero emissions credits generated in Illinois from June through December 2017, partially offset by an increase in New York ZEC prices and the approval of the New Jersey ZEC Program in the second quarter of 2019.

(13)	Primarily reflects lower realized energy prices and the impacts of Generation's natural gas portfolio.

(14)
For Generation, primarily reflects decreased costs related to the permanent cease of generation operations at Oyster Creek and lower labor costs resulting from previous cost management programs. For PHI, primarily reflects decreased contracting costs. Additionally, for all utilities, reflects decreased mutual assistance expenses.

(15)	Primarily reflects a decrease in the number of nuclear outage days in 2019, excluding Salem.

(16)
Primarily reflects an increase in discount rates and the favorable impacts of the merger of two of Exelon’s pension plans effective in January 2019, partially offset by lower than expected asset returns in 2018.

(17)
For Generation, primarily reflects the absence of a supplemental NEIL insurance distribution received in the first quarter 2018, an increase in planned nuclear outage days at Salem in 2019. For ComEd, primarily reflects increased storm costs. For PECO and BGE, primarily reflects decreased storm costs related to March 2018 winter storms. For PHI, primarily reflects a decrease in uncollectible accounts expense.

(18)
Reflects ongoing capital expenditures across all utilities. For ComEd, also reflects higher depreciation rates effective January 2019 and increased amortization of deferred energy efficiency costs pursuant to FEJA. For PHI, the impact of ongoing capital expenditures is partially offset by decreased regulatory asset amortization.

(19)
For Generation, primarily reflects renewable tax credits and one-time adjustments. For PECO, primarily reflects decreased amortization of income tax regulatory liabilities established in 2010 and 2011 for electric and gas repair deductions that were fully refunded to customers in 2018. For PHI, primarily reflects the accelerated amortization of certain deferred income tax regulatory liabilities established upon the enactment of TCJA as the result of regulatory settlements.

(20)	Reflects elimination from Generation’s results of activity attributable to noncontrolling interests, primarily for CENG.

(21)	For Generation, primarily reflects lower realized NDT fund gains.

Exelon
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Three Months Ended September 30, 2019			Three Months Ended September 30, 2018
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$8,929	$(77)	(b)	$9,403	$(6)	(b)
Operating expenses
Purchased power and fuel	3,952	(63)	(b),(d)	4,332	46	(b),(d)
Operating and maintenance	2,072	18	(c),(d),(e),(f),(h)	2,346	(130)	(c),(d),(e),(h)
Depreciation and amortization	1,083	(96)	(d)	1,105	(152)	(d)
Taxes other than income	452	—		469	—
Total operating expenses	7,559			8,252
Gain on sales of assets and businesses	(17)	18	(d)	(5)	6	(d)
Operating income	1,353			1,146
Other income and (deductions)
Interest expense, net	(409)	14	(b)	(393)	8	(b)
Other, net	158	(75)	(i)	194	(69)	(b),(i)
Total other income and (deductions)	(251)			(199)
Income before income taxes	1,102			947
Income taxes	172	33	(b),(c),(d),(e),(f),(h),(i),(j),(k)	137	73	(b),(d),(c),(e),(h),(i),(j),(k)
Equity in losses of unconsolidated affiliates	(170)	164	(f)	(10)	—
Net income	760			800
Net income attributable to noncontrolling interests	(12)	24	(d),(e),(f),(g),(h),(i)	67	(21)	(g)
Net income attributable to common shareholders	$772			$733
Effective tax rate(n)	15.6%			14.5%
Earnings per average common share
Basic	$0.79			$0.76
Diluted	$0.79			$0.76
Average common shares outstanding
Basic	973			968
Diluted	974			970

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.

(c)	Adjustment to exclude a change in environmental liabilities.

(d)
In 2018, adjustment to exclude accelerated depreciation and amortization expense associated with Generation's decision to early retire the Oyster Creek and Three Mile Island nuclear facilities and a charge associated with a remeasurement of the Oyster Creek ARO. In 2019, adjustment to exclude accelerated depreciation and amortization expenses associated with the early retirement of the TMI nuclear facility and certain fossil sites, a charge associated with the remeasurement of the TMI ARO and the loss on sale of Oyster Creek to Holtec.

(e)	Adjustment to exclude reorganization costs related to cost management programs.

(f)	In 2019, adjustment to exclude impairment of equity investments in certain distributed energy companies.

(g)
Adjustment to exclude elimination from Generation’s results of the noncontrolling interest related to certain exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments at CENG.

(h)
In 2018, adjustment to exclude an increase at Pepco related primarily to asbestos identified at its Buzzard Point property. In 2019, adjustment to exclude a benefit related to Generation's annual nuclear ARO update for non-regulatory units.

(i)
Adjustment to exclude the impact of net unrealized gains and losses on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.

(j)	The effective tax rate related to Adjusted (non-GAAP) Operating Earnings is 18.3% and 18.7% for the three months ended September 30, 2019 and September 30, 2018, respectively.

(k)
In 2018, adjustment to exclude the remeasurement of deferred income taxes as a result of the TCJA. In 2019, adjustment to exclude primarily deferred income taxes due to changes in forecasted apportionment.

Exelon
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Nine Months Ended September 30, 2019			Nine Months Ended September 30, 2018
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$26,096	$(64)	(b)	$27,170	$96	(b)
Operating expenses
Purchased power and fuel	11,731	(160)	(b),(c)	12,374	(61)	(b),(c)
Operating and maintenance	6,419	70	(c),(d),(e),(f),(h),(i)	7,036	(234)	(c),(d),(e),(g),(h),(i)
Depreciation and amortization	3,237	(294)	(c)	3,284	(441)	(c)
Taxes other than income	1,316	—		1,342	—
Total operating expenses	22,703			24,036
Gain on sales of assets and businesses	19	(15)	(c)	55	(48)	(c)
Operating income	3,412			3,189
Other income and (deductions)
Interest expense, net	(1,221)	42	(b)	(1,138)	8	(b)
Other, net	837	(501)	(b),(c),(j)	212	200	(b),(j)
Total other income and (deductions)	(384)			(926)
Income before income taxes	3,028			2,263
Income taxes	626	(98)	(b),(c),(d),(e),(f),(h),(i),(j),(k),(l)	262	348	(b),(c),(d),(e),(g),(h),(i),(j),(k),(l)
Equity in losses of unconsolidated affiliates	(182)	164	(i)	(22)	—
Net income	2,220			1,979
Net income attributable to noncontrolling interests	56	(58)	(c),(e),(h),(i),(j),(m)	121	35	(m)
Net income attributable to common shareholders	$2,164			$1,858
Effective tax rate(h)	20.7%			11.6%
Earnings per average common share
Basic	$2.23			$1.92
Diluted	$2.22			$1.92
Average common shares outstanding
Basic	972			967
Diluted	973			969

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.

(c)
In 2018, adjustment to exclude accelerated depreciation and amortization expenses and one-time charges associated with Generation's decision to early retire the Oyster Creek and TMI nuclear facilities, a charge associated with a remeasurement of the Oyster Creek ARO, partially offset by a gain associated with Generation's sale of its electrical contracting business. In 2019, adjustment to exclude net realized gains related to Oyster Creek's NDT fund investments, a net benefit associated with a remeasurement of the TMI asset retirement obligation and a gain on the sale of certain wind assets, partially offset by accelerated depreciation and amortization expenses associated with Generation's previous decision to early retire the TMI nuclear facility and certain fossil sites as well as the loss on sale of Oyster Creek to Holtec.

(d)	Adjustment to exclude changes to environmental liabilities.

(e)	Adjustment to exclude reorganization costs related to cost management programs.

(f)	Adjustment to exclude a gain related to a litigation settlement.

(g)	In 2018, adjustment to exclude costs related to the PHI acquisition.

(h)
In 2018, adjustment to exclude an increase at Pepco related primarily to asbestos identified at its Buzzard Point property. In 2019, adjustment to exclude a benefit related to Generation's annual nuclear ARO update for non-regulatory units.

(i)	In 2018, adjustment to exclude the impairment of certain wind projects at Generation. In 2019, adjustment to exclude the impairment of equity investments in certain distributed energy companies.

(j)
Adjustment to exclude the impact of net unrealized gains and losses on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.

(k)	The effective tax rate related to Adjusted (non-GAAP) Operating Earnings is 18.4% and 18.7% for the nine months ended September 30, 2019 and September 30, 2018, respectively.

(l)
In 2018, adjustment to exclude the remeasurement of deferred income taxes as a result of the TCJA. In 2019, adjustment to primarily exclude deferred income taxes due to changes in forecasted apportionment.

(m)
Adjustment to exclude elimination from Generation’s results of the noncontrolling interests related to certain exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments at CENG.

ComEd
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended September 30, 2019		Three Months Ended September 30, 2018
	GAAP (a)	Non-GAAP Adjustments	GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,583	$—	$1,598	$—
Operating expenses
Purchased power and fuel	577	—	619	—
Operating and maintenance	340	—	337	—
Depreciation and amortization	259	—	237	—
Taxes other than income	80	—	82	—
Total operating expenses	1,256		1,275
Gain of sale of assets	1	—	—	—
Operating income	328		323
Other income and (deductions)
Interest expense, net	(91)	—	(85)	—
Other, net	8	—	7	—
Total other income and (deductions)	(83)		(78)
Income before income taxes	245		245
Income taxes	45	—	52	—
Net income	$200		$193

	Nine Months Ended September 30, 2019		Nine Months Ended September 30, 2018
	GAAP (a)	Non-GAAP Adjustments	GAAP (a)	Non-GAAP Adjustments
Operating revenues	$4,342	$—	$4,508	$—
Operating expenses
Purchased power and fuel	1,469	—	1,702	—
Operating and maintenance	967	—	974	—
Depreciation and amortization	767	—	696	—
Taxes other than income	228	—	238	—
Total operating expenses	3,431		3,610
Gain on sales of assets	4	—	5	—
Operating income	915		903
Other income and (deductions)
Interest expense, net	(268)	—	(261)	—
Other, net	27	—	21	—
Total other income and (deductions)	(241)		(240)
Income before income taxes	674		663
Income taxes	130	—	140	—
Net income	$544		$523

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

PECO
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended September 30, 2019			Three Months Ended September 30, 2018
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$778	$—		$757	$—
Operating expenses
Purchased power and fuel	246	—		263	—
Operating and maintenance	219	(1)	(b)	219	(1)	(b)
Depreciation and amortization	83	—		75	—
Taxes other than income	47	—		46	—
Total operating expenses	595			603
Operating income	183			154
Other income and (deductions)
Interest expense, net	(33)	—		(32)	—
Other, net	4	—		2	—
Total other income and (deductions)	(29)			(30)
Income before income taxes	154			124
Income taxes	14	—		(2)	—
Net income	$140			$126

	Nine Months Ended September 30, 2019			Nine Months Ended September 30, 2018
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$2,333	$—		$2,275	$—
Operating expenses
Purchased power and fuel	767	—		818	—
Operating and maintenance	643	(3)	(b)	686	(3)	(b)
Depreciation and amortization	247	—		224	—
Taxes other than income	126	—		125	—
Total operating expenses	1,783			1,853
Gain on sales of assets	—	—		1	—
Operating income	550			423
Other income and (deductions)
Interest expense, net	(100)	—		(96)	—
Other, net	11	—		4	—
Total other income and (deductions)	(89)			(92)
Income before income taxes	461			331
Income taxes	51	1	(b)	(5)	1	(b)
Net income	$410			$336

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude reorganization costs related to cost management programs.

BGE
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended September 30, 2019			Three Months Ended September 30, 2018
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$703	$—		$731	$—
Operating expenses
Purchased power and fuel	235	—		272	—
Operating and maintenance	196	(1)	(b)	182	(1)	(b)
Depreciation and amortization	116	—		110	—
Taxes other than income	65	—		64	—
Total operating expenses	612			628
Operating income	91			103
Other income and (deductions)
Interest expense, net	(31)	—		(27)	—
Other, net	7	—		5	—
Total other income and (deductions)	(24)			(22)
Income before income taxes	67			81
Income taxes	12	—		18	—
Net income	$55			$63

	Nine Months Ended September 30, 2019			Nine Months Ended September 30, 2018
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$2,327	$—		$2,369	$—
Operating expenses
Purchased power and fuel	804	—		881	—
Operating and maintenance	569	(3)	(b)	578	(4)	(b), (c)
Depreciation and amortization	368	—		358	—
Taxes other than income	195	—		188	—
Total operating expenses	1,936			2,005
Gain on sales of assets	—	—		1	—
Operating income	391			365
Other income and (deductions)
Interest expense, net	(89)	—		(78)	—
Other, net	18	—		14	—
Total other income and (deductions)	(71)			(64)
Income before income taxes	320			301
Income taxes	59	1	(b)	59	1	(b), (c)
Net income	$261			$242

(a)	Results reported in accordance with GAAP.

(b)	Adjustment to exclude reorganization costs related to cost management programs.

(c)
Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities, and upfront credit facilities fees related to the PHI acquisition.

PHI
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended September 30, 2019			Three Months Ended September 30, 2018
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,380	$—		$1,361	$—
Operating expenses
Purchased power and fuel	519	—		509	—
Operating and maintenance	290	(25)	(c)	292	(24)	(b)
Depreciation and amortization	193	—		192	—
Taxes other than income	122	—		123	—
Total operating expenses	1,124			1,116
Operating income	256			245
Other income and (deductions)
Interest expense, net	(66)	—		(65)	—
Other, net	13	—		11	—
Total other income and (deductions)	(53)			(54)
Income before income taxes	203			191
Income taxes	14	5	(c),(d)	4	16	(b),(d)
Net income	$189			$187

	Nine Months Ended September 30, 2019			Nine Months Ended September 30, 2018
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$3,700	$—		$3,688	$—
Operating expenses
Purchased power and fuel	1,391	—		1,410	—
Operating and maintenance	811	(28)	(c)	857	(26)	(b)
Depreciation and amortization	562	—		555	—
Taxes other than income	342	—		343	—
Total operating expenses	3,106			3,165
Operating income	594			523
Other income and (deductions)
Interest expense, net	(197)	—		(193)	—
Other, net	39	—		33	—
Total other income and (deductions)	(158)			(160)
Income before income taxes	436			363
Income taxes	25	6	(c),(d)	28	15	(b),(d)
Equity in earnings of unconsolidated affiliates	1			1
Net income	$412			$336

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude an increase at Pepco related primarily to asbestos identified at its Buzzard Point property.

(c)	Adjustment to exclude an increase at Pepco related primarily to an increase in environmental liabilities.

(d)
In 2018, reflects an adjustment to the remeasurement of deferred income taxes as a result of the TCJA. In 2019, primarily reflects the adjustment to deferred income taxes due to changes in forecasted apportionment.

Generation
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended September 30, 2019			Three Months Ended September 30, 2018
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$4,774	$(77)	(b)	$5,278	$(6)	(b)
Operating expenses
Purchased power and fuel	2,651	(63)	(b),(c)	2,980	46	(b),(c)
Operating and maintenance	1,087	33	(c),(d),(e),(f),(k)	1,370	(104)	(c),(d),(e),(j),(k)
Depreciation and amortization	407	(96)	(c)	468	(152)	(c)
Taxes other than income	129	—		143	—
Total operating expenses	4,274			4,961
(Loss) on sales of assets and businesses	(18)	18	(c)	(6)	6	(c)
Operating income	482			311
Other income and (deductions)
Interest expense, net	(109)	4	(b)	(101)	(4)	(b)
Other, net	128	(75)	(g)	179	(69)	(b),(g)
Total other income and (deductions)	19			78
Income before income taxes	501			389
Income taxes	87	41	(b),(c),(d),(e),(f),(g),(h),(k)	78	74	(b),(c),(d),(e),(g),(h),(j),(k)
Equity in losses of unconsolidated affiliates	(170)	164	(e)	(11)	—
Net income	244			300
Net income attributable to noncontrolling interests	(13)	24	(c),(d),(e),(f),(g),(i)	66	(21)	(i)
Net income attributable to membership interest	$257			$234

	Nine Months Ended September 30, 2019			Nine Months Ended September 30, 2018
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$14,280	$(64)	(b)	$15,368	$96	(b)
Operating expenses
Purchased power and fuel	8,148	(160)	(b),(c)	8,552	(61)	(b),(c)
Operating and maintenance	3,570	92	(c),(d),(e),(f),(k),(l)	4,126	(202)	(c),(d),(e),(j),(k)
Depreciation and amortization	1,221	(294)	(c)	1,383	(441)	(c)
Taxes other than income	394	—		414	—
Total operating expenses	13,333			14,475
Gain on sales of assets and businesses	15	(15)	(c)	48	(48)	(c)
Operating income	962			941
Other income and (deductions)
Interest expense, net	(336)	20	(b)	(305)	(4)	(b)
Other, net	729	(501)	(b),(c),(g)	164	200	(b),(g)
Total other income and (deductions)	393			(141)
Income before income taxes	1,355			800
Income taxes	388	(97)	(b),(c),(d),(e),(f),(g),(h),(k),(l)	110	337	(b),(c),(d),(e),(g),(h),(j),(k)
Equity in losses of unconsolidated affiliates	(183)	164	(e)	(23)	—
Net income	784			667
Net income attributable to noncontrolling interests	56	(58)	(c),(d),(e),(f),(g),(i)	120	35	(i)
Net income attributable to membership interest	$728			$547

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the mark-to-market impact of Generation’s economic hedging activities, net of intercompany eliminations.

(c)
In 2018, adjustment to exclude accelerated depreciation and amortization expenses and one-time charges associated with Generation's decision to early retire the Oyster Creek and TMI nuclear facilities, a charge associated with a remeasurement of the Oyster Creek ARO, partially offset by a gain associated with Generation's sale of its electrical contracting business. In 2019, adjustment to exclude net realized gains related to Oyster Creek's NDT fund investments, a net benefit associated with a remeasurement of the TMI asset retirement obligation and a gain on the sale of certain wind assets, partially offset by accelerated depreciation and amortization expenses associated with the early retirement of the TMI nuclear facility and certain fossil sites as well as the loss on sale of Oyster Creek to Holtec.

(d)	Adjustment to exclude reorganization costs related to cost management programs.

(e)	In 2018, adjustment to exclude impairment of certain wind projects at Generation. In 2019, adjustment to exclude the impairment of equity investments in certain distributed energy companies.

(f)	Adjustment to exclude a benefit related to Generation's annual nuclear ARO update for non-regulatory units.

(g)
Adjustment to exclude the impact of net unrealized gains and losses on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.

(h)
In 2018, adjustment to exclude the remeasurement of deferred income taxes as a result of the TCJA. In 2019, adjustment to exclude primarily deferred income taxes due to changes in forecasted apportionment.

(i)
Adjustment to exclude the elimination from Generation’s results of the noncontrolling interest related to certain exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments at CENG.

(j)	In 2018, adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities.

(k)	Adjustment to exclude a change in environmental liabilities.

(l)	Adjustment to exclude a gain related to a litigation settlement.

Other (a)
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended September 30, 2019			Three Months Ended September 30, 2018
	GAAP (b)	Non-GAAP Adjustments		GAAP (b)	Non-GAAP Adjustments
Operating revenues	$(289)	$—		$(322)	$—
Operating expenses
Purchased power and fuel	(276)	—		(311)	—
Operating and maintenance	(60)	12		(54)	—
Depreciation and amortization	25	—		23	—
Taxes other than income	9	—		11	—
Total operating expenses	(302)			(331)
Gain on sales of assets and businesses	—	—		1	—
Operating income	13			10
Other income and (deductions)
Interest expense, net	(79)	10	(c)	(83)	12	(c)
Other, net	(2)	—		(10)	—
Total other income and (deductions)	(81)			(93)
Loss before income taxes	(68)			(83)
Income taxes	—	(13)	(c),(e)	(13)	(17)	(d),(e)
Equity in earnings of unconsolidated affiliates	—	—		1	—
Net (loss) income	(68)			(69)
Net income attributable to noncontrolling interests	1			1	—
Net (loss) income attributable to common shareholders	$(69)			$(70)

	Nine Months Ended September 30, 2019			Nine Months Ended September 30, 2018
	GAAP (b)	Non-GAAP Adjustments		GAAP (b)	Non-GAAP Adjustments
Operating revenues	$(886)	$—		$(1,038)	$—
Operating expenses
Purchased power and fuel	(848)	—		(989)	—
Operating and maintenance	(141)	12		(185)	1
Depreciation and amortization	72	—		68	—
Taxes other than income	31	—		34	—
Total operating expenses	(886)			(1,072)
Gain on sales of assets	—	—		—	—
Operating income	—			34
Other income and (deductions)
Interest expense, net	(231)	22	(c)	(205)	12	(c)
Other, net	13	—		(24)	—
Total other income and (deductions)	(218)			(229)
Loss before income taxes	(218)			(195)
Income taxes	(27)	(9)	(c),(d),(e)	(70)	(6)	(c),(d),(e)
Equity in earnings of unconsolidated affiliates	—	—		—	—
Net (loss) income	(191)			(125)
Net income attributable to noncontrolling interests	—			1
Net (loss) income attributable to common shareholders	$(191)			$(126)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

(b)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(c)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.

(d)
In 2018, primarily reflects accelerated depreciation and amortization expenses and one-time charges associated with Generation's decision to early retire the Oyster Creek and TMI nuclear facilities, a charge associated with a remeasurement of the Oyster Creek ARO, partially offset by a gain associated with Generation's sale of its electrical contracting business. In 2019, primarily reflects net realized gains related to Oyster Creek's NDT fund investments, a benefit associated with a remeasurement of the TMI asset retirement obligation and a gain on the sale of certain wind assets, partially offset by accelerated depreciation and amortization expenses associated with Generation's previous decision to early retire the TMI nuclear facility and certain fossil sites as well as the loss on sale of Oyster Creek to Holtec.

(e)
In 2018, adjustment to exclude the remeasurement of deferred income taxes as a result of TCJA. In 2019, adjustment to exclude primarily deferred income taxes due to changes in forecasted apportionment.

ComEd Statistics
Three Months Ended September 30, 2019 and 2018

	Revenue (in millions)
	2019	2018	% Change
Rate-Regulated Electric Revenues(a)
Residential	$865	$861	0.5%
Small commercial & industrial	393	391	0.5%
Large commercial & industrial	141	131	7.6%
Public authorities & electric railroads	12	11	9.1%
Other(b)	222	212	4.7%
Total rate-regulated electric revenues(c)	1,633	1,606	1.7%
Other Rate-Regulated Revenues(d)	(50)	(8)	525.0%
Total Electric Revenues	$1,583	$1,598	(0.9)%
Purchased Power	$577	$619	(6.8)%

Nine Months Ended September 30, 2019 and 2018

	Revenue (in millions)
	2019	2018	% Change
Rate-Regulated Electric Revenues(a)
Residential	$2,221	$2,277	(2.5)%
Small commercial & industrial	1,103	1,132	(2.6)%
Large commercial & industrial	399	411	(2.9)%
Public authorities & electric railroads	35	36	(2.8)%
Other(b)	660	656	0.6%
Total rate-regulated electric revenues(c)	4,418	4,512	(2.1)%
Other Rate-Regulated Revenues(d)	(76)	(4)	1,800.0%
Total Electric Revenues	$4,342	$4,508	(3.7)%
Purchased Power	$1,469	$1,702	(13.7)%

(a)
Reflects revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenues also reflect the cost of energy and transmission.

(b)	Includes transmission revenue from PJM, wholesale electric revenue and mutual assistance revenue.

(c)
Includes operating revenues from affiliates totaling $4 million for the three months ended September 30, 2019 and 2018, and $13 million and $23 million for the nine months ended September 30, 2019 and 2018, respectively.

(d)	Includes alternative revenue programs and late payment charges.

PECO Statistics
Three Months Ended September 30, 2019 and 2018

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2019	2018	% Change	Weather- Normal % Change	2019	2018	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	4,106	4,166	(1.4)%	(0.8)%	$479	$458	4.6%
Small commercial & industrial	2,203	2,315	(4.8)%	(2.0)%	109	108	0.9%
Large commercial & industrial	4,109	4,378	(6.1)%	(6.3)%	63	64	(1.6)%
Public authorities & electric railroads	183	189	(3.2)%	(3.3)%	9	7	28.6%
Other(b)	—	—	n/a	n/a	63	59	6.8%
Total rate-regulated electric revenues(c)	10,601	11,048	(4.0)%	(3.3)%	723	696	3.9%
Other Rate-Regulated Revenues(d)					(7)	4	(275.0)%
Total Electric Revenues					716	700	2.3%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Revenues(e)
Residential	2,109	2,099	0.5%	7.9%	$38	$36	5.6%
Small commercial & industrial	1,901	1,776	7.0%	15.1%	17	15	13.3%
Large commercial & industrial	10	6	66.7%	12.4%	—	—	n/a
Transportation	5,395	5,693	(5.2)%	(3.4)%	5	5	—%
Other(f)	—	—	n/a	n/a	2	1	100.0%
Total rate-regulated natural gas revenues(g)	9,415	9,574	(1.7)%	2.5%	62	57	8.8%
Other Rate-Regulated Revenues(d)					—	—	n/a
Total Natural Gas Revenues					62	57	8.8%
Total Electric and Natural Gas Revenues					$778	$757	2.8%
Purchased Power and Fuel					$246	$263	(6.5)%

				% Change
Heating and Cooling Degree-Days	2019	2018	Normal	From 2018	From Normal
Heating Degree-Days	2	13	27	(84.6)%	(92.6)%
Cooling Degree-Days	1,143	1,124	1,001	1.7%	14.2%

Nine Months Ended September 30, 2019 and 2018

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2019	2018	% Change	Weather- Normal % Change	2019	2018	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	10,568	10,741	(1.6)%	(0.5)%	$1,231	$1,199	2.7%
Small commercial & industrial	6,093	6,273	(2.9)%	(1.7)%	304	306	(0.7)%
Large commercial & industrial	11,449	11,892	(3.7)%	(3.9)%	163	174	(6.3)%
Public authorities & electric railroads	560	568	(1.4)%	(2.0)%	23	21	9.5%
Other(b)	—	—	n/a	n/a	186	181	2.8%
Total rate-regulated electric revenues(c)	28,670	29,474	(2.7)%	(2.1)%	1,907	1,881	1.4%
Other Rate-Regulated Revenues(d)					(6)	12	(150.0)%
Total Electric Revenues					1,901	1,893	0.4%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Revenues(e)
Residential	26,678	28,562	(6.6)%	1.1%	$285	$259	10.0%
Small commercial & industrial	16,585	15,792	5.0%	1.2%	122	102	19.6%
Large commercial & industrial	46	58	(20.7)%	6.0%	1	1	—%
Transportation	19,087	19,242	(0.8)%	1.3%	18	16	12.5%
Other(f)	—	—	n/a	n/a	5	4	25.0%
Total rate-regulated natural gas revenues(g)	62,396	63,654	(2.0)%	1.2%	431	382	12.8%
Other Rate-Regulated Revenues(d)					1	—	100.0%
Total Natural Gas Revenues					432	382	13.1%
Total Electric and Natural Gas Revenues					$2,333	$2,275	2.5%
Purchased Power and Fuel					$767	$818	(6.2)%

				% Change
Heating and Cooling Degree-Days	2019	2018	Normal	From 2018	From Normal
Heating Degree-Days	2,704	2,892	2,890	(6.5)%	(6.4)%
Cooling Degree-Days	1,570	1,506	1,386	4.2%	13.3%

Number of Electric Customers	2019	2018	Number of Natural Gas Customers	2019	2018
Residential	1,489,046	1,476,914	Residential	484,676	479,732
Small Commercial & Industrial	153,400	152,253	Small Commercial & Industrial	43,869	43,638
Large Commercial & Industrial	3,104	3,124	Large Commercial & Industrial	2	1
Public Authorities & Electric Railroads	9,775	9,561	Transportation	735	761
Total	1,655,325	1,641,852	Total	529,282	524,132

(a)
Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenues also reflect the cost of energy and transmission.

(b)	Includes transmission revenue from PJM, wholesale electric revenue and mutual assistance revenue.

(c)
Includes operating revenues from affiliates totaling $1 million and $2 million for the three months ended September 30, 2019 and 2018, respectively, and $4 million and $5 million for the nine months ended September 30, 2019 and 2018, respectively.

(d)	Includes alternative revenue programs and late payment charges.

(e)
Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.

(f)	Includes revenues primarily from off-system sales.

(g)
Includes operating revenues from affiliates totaling less than $1 million for the three months ended September 30, 2019 and 2018, and less than $1 million for the both nine months ended September 30, 2019 and 2018.

BGE Statistics
Three Months Ended September 30, 2019 and 2018

	Revenue (in millions)
	2019	2018	% Change
Electric (in GWhs)
Rate-Regulated Electric Revenues(a)
Residential	$352	$366	(3.8)%
Small commercial & industrial	64	68	(5.9)%
Large commercial & industrial	116	117	(0.9)%
Public authorities & electric railroads	7	7	—%
Other(b)	82	91	(9.9)%
Total rate-regulated electric revenues(c)	621	649	(4.3)%
Other Rate-Regulated Revenues(d)	(2)	(4)	(50.0)%
Total Electric Revenues	619	645	(4.0)%
Natural Gas (in mmcfs)
Rate-Regulated Gas Revenues(e)
Residential	49	46	6.5%
Small commercial & industrial	9	8	12.5%
Large commercial & industrial	20	17	17.6%
Other(f)	5	12	(58.3)%
Total rate-regulated natural gas revenues(g)	83	83	—%
Other Rate-Regulated Revenues(d)	1	3	(66.7)%
Total Natural Gas Revenues	84	86	(2.3)%
Total Electric and Natural Gas Revenues	$703	$731	(3.8)%
Purchased Power and Fuel	$235	$272	(13.6)%

Nine Months Ended September 30, 2019 and 2018

	Revenue (in millions)
	2019	2018	% Change
Rate-Regulated Electric Revenues(a)
Residential	$1,019	$1,054	(3.3)%
Small commercial & industrial	193	196	(1.5)%
Large commercial & industrial	335	325	3.1%
Public authorities & electric railroads	20	21	(4.8)%
Other(b)	242	246	(1.6)%
Total rate-regulated electric revenues(c)	1,809	1,842	(1.8)%
Other Rate-Regulated Revenues(d)	8	8	—%
Total Electric Revenues	1,817	1,850	(1.8)%
Rate-Regulated Gas Revenues(e)
Residential	327	345	(5.2)%
Small commercial & industrial	55	55	—%
Large commercial & industrial	93	88	5.7%
Other(f)	19	49	(61.2)%
Total rate-regulated natural gas revenues(g)	494	537	(8.0)%
Other Rate-Regulated Revenues(d)	16	(18)	(188.9)%
Total Natural Gas Revenues	510	519	(1.7)%
Total Electric and Natural Gas Revenues	$2,327	$2,369	(1.8)%
Purchased Power and Fuel	$804	$881	(8.7)%

Number of Electric Customers	2019	2018	Number of Natural Gas Customers	2019	2018
Residential	1,174,188	1,165,012	Residential	636,030	631,589
Small Commercial & Industrial	114,301	114,082	Small Commercial & Industrial	38,129	38,175
Large Commercial & Industrial	12,296	12,218	Large Commercial & Industrial	6,005	5,920
Public Authorities & Electric Railroads	264	263	Total	680,164	675,684
Total	1,301,049	1,291,575

(a)
Reflects revenues from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenues also reflect the cost of energy and transmission.

(b)	Includes revenues from transmission revenue from PJM, wholesale electric revenue and mutual assistance revenue.

(c)
Includes operating revenues from affiliates totaling $2 million and $1 million for the three months ended September 30, 2019 and 2018, respectively, and $5 million for both the nine months ended September 30, 2019 and 2018.

(d)	Includes alternative revenue programs and late payment charges.

(e)
Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.

(f)	Includes revenues primarily from off-system sales.

(g)
Includes operating revenues from affiliates totaling $4 million and $5 million for the three months ended September 30, 2019 and 2018, respectively, and $13 million for both the nine months ended September 30, 2019 and 2018.

Pepco Statistics
Three Months Ended September 30, 2019 and 2018

	Revenue (in millions)
	2019	2018	% Change
Rate-Regulated Electric Revenues(a)
Residential	$311	$306	1.6%
Small commercial & industrial	41	39	5.1%
Large commercial & industrial	222	230	(3.5)%
Public authorities & electric railroads	11	8	37.5%
Other(b)	58	47	23.4%
Total rate-regulated electric revenues(c)	643	630	2.1%
Other Rate-Regulated Revenues(d)	(1)	(2)	(50.0)%
Total Electric Revenues	$642	$628	2.2%
Purchased Power	$181	$177	2.3%

Nine Months Ended September 30, 2019 and 2018

	Revenue (in millions)
	2019	2018	% Change
Rate-Regulated Electric Revenues(a)
Residential	$792	$792	—%
Small commercial & industrial	114	104	9.6%
Large commercial & industrial	633	632	0.2%
Public authorities & electric railroads	27	24	12.5%
Other(b)	166	145	14.5%
Total rate-regulated electric revenues(c)	1,732	1,697	2.1%
Other Rate-Regulated Revenues(d)	16	11	45.5%
Total Electric Revenues	$1,748	$1,708	2.3%
Purchased Power	$513	$497	3.2%

Number of Electric Customers	2019	2018
Residential	814,412	802,607
Small Commercial & Industrial	54,130	53,700
Large Commercial & Industrial	22,240	21,927
Public Authorities & Electric Railroads	158	147
Total	890,940	878,381

(a)
Reflects revenues from customers purchasing electricity directly from Pepco and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from Pepco, revenues also reflect the cost of energy and transmission.

(b)	Includes transmission revenue from PJM, wholesale electric revenue and mutual assistance revenue.

(c)
Includes operating revenues from affiliates totaling $2 million for the three months ended September 30, 2019 and 2018 respectively, and $5 million for the nine months ended September 30, 2019 and 2018.

(d)	Includes alternative revenue programs and late payment charge revenues.

DPL Statistics
Three Months Ended September 30, 2019 and 2018

	Electric and Natural Gas Deliveries to Delaware Customers				Revenue (a) (in millions)
	2019	2018	% Change	Weather - Normal % Change	2019	2018	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(b)
Residential	947	945	0.2%	0.3%	$178	$180	(1.1)%
Small Commercial & industrial	387	376	2.9%	2.5%	48	48	—%
Large Commercial & industrial	924	973	(5.0)%	(5.2)%	26	25	4.0%
Public authorities & electric railroads	8	8	—%	(1.1)%	3	3	—%
Other(c)	—	—	n/a	n/a	50	47	6.4%
Total rate-regulated electric revenues(d)	2,266	2,302	(1.6)%	(1.7)%	305	303	0.7%
Other Rate-Regulated Revenues(e)					(6)	1	(700.0)%
Total Electric Revenues					299	304	(1.6)%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Revenues(f)
Residential	403	360	11.9%	11.8%	9	8	12.5%
Small commercial & industrial	386	309	24.9%	22.9%	4	5	(20.0)%
Large commercial & industrial	407	454	(10.4)%	(10.4)%	1	2	(50.0)%
Transportation	1,212	1,260	(3.8)%	(3.5)%	4	3	33.3%
Other(g)	—	—	n/a	n/a	2	6	(66.7)%
Total rate-regulated natural gas revenues	2,408	2,383	1.0%	1.4%	20	24	(16.7)%
Other Rate-Regulated Revenues(e)					—	—	n/a
Total Natural Gas Revenues					20	24	(16.7)%
Total Electric and Natural Gas Revenues					$319	$328	(2.7)%
Purchased Power and Fuel					$127	$133	(4.5)%

Delaware Electric Service Territory				% Change
Heating and Cooling Degree-Days	2019	2018	Normal	From 2018	From Normal
Heating Degree-Days	6	11	33	(45.5)%	(81.8)%
Cooling Degree-Days	1,043	1,027	871	1.6%	19.7%

Delaware Natural Gas Service Territory				% Change
Heating Degree-Days	2019	2018	Normal	From 2018	From Normal
Heating Degree-Days	6	11	41	(45.5)%	(85.4)%

Nine Months Ended September 30, 2019 and 2018

	Electric and Natural Gas Deliveries to Delaware Customers				Revenue (a) (in millions)
	2019	2018	% Change	Weather - Normal % Change	2019	2018	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(b)
Residential	2,450	2,485	(1.4)%	(0.6)%	$499	$513	(2.7)%
Small Commercial & industrial	1,013	1,027	(1.4)%	(1.3)%	141	138	2.2%
Large Commercial & industrial	2,600	2,730	(4.8)%	(4.8)%	75	74	1.4%
Public authorities & electric railroads	25	25	—%	1.1%	10	10	—%
Other(c)	—	—	n/a	n/a	151	129	17.1%
Total rate-regulated electric revenues(d)	6,088	6,267	(2.9)%	(2.6)%	876	864	1.4%
Other Rate-Regulated Revenues(e)					(5)	8	(162.5)%
Total Electric Revenues					871	872	(0.1)%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Revenues(f)
Residential	5,751	5,801	(0.9)%	3.8%	$64	68	(5.9)%
Small commercial & industrial	2,972	2,831	5.0%	8.9%	30	31	(3.2)%
Large commercial & industrial	1,372	1,438	(4.6)%	(4.5)%	4	7	(42.9)%
Transportation	4,905	4,893	0.2%	1.6%	11	12	(8.3)%
Other(g)	—	—	n/a	n/a	6	11	(45.5)%
Total rate-regulated natural gas revenues	15,000	14,963	0.2%	3.3%	115	129	(10.9)%
Other Rate-Regulated Revenues(e)					1	—	n/a
Total Natural Gas Revenues					116	129	(10.1)%
Total Electric and Natural Gas Revenues					$987	$1,001	(1.4)%
Purchased Power and Fuel					$399	$425	(6.1)%

Delaware Electric Service Territory				% Change
Heating Degree-Days	2019	2018	Normal	From 2018	From Normal
Heating Degree-Days	2,828	2,995	3,017	(5.6)%	(6.3)%
Cooling Degree-Days	1,429	1,376	1,198	3.9%	19.3%

Delaware Natural Gas Service Territory				% Change
Heating Degree-Days	2019	2018	Normal	From 2018	From Normal
Heating Degree-Days	2,828	2,995	3,031	(5.6)%	(6.7)%

Number of Total Electric Customers (Maryland and Delaware)	2019	2018	Number of Delaware Gas Customers	2019	2018
Residential	466,972	463,017	Residential	124,944	123,145
Small Commercial & Industrial	61,657	61,277	Small Commercial & Industrial	9,885	9,798
Large Commercial & Industrial	1,418	1,400	Large Commercial & Industrial	18	19
Public Authorities & Electric Railroads	616	622	Transportation	158	154
Total	530,663	526,316	Total	135,005	133,116

(a)	Includes revenues from distribution customers in the Maryland and Delaware service territories.

(b)
Reflects delivery volumes and revenues from customers purchasing electricity directly from DPL and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from DPL, revenues also reflect the cost of energy and transmission.

(c)	Includes transmission revenue from PJM, wholesale electric revenue and mutual assistance revenue.

(d)
Includes operating revenues from affiliates totaling $1 million and $2 million for the three months ended September 30, 2019 and 2018 and $5 million and $6 million for the nine months ended September 30, 2019 and 2018.

(e)	Includes alternative revenue programs and late payment charges.

(f)
Reflects delivery volumes and revenues from customers purchasing natural gas directly from DPL and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from DPL, revenue also reflects the cost of natural gas.

(g)	Includes revenues primarily from off-system sales.

ACE Statistics
Three Months Ended September 30, 2019 and 2018

	2019	2018	% Change	Weather - Normal % Change	2019	2018	% Change
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	1,470	1,548	(5.0)%	(1.6)%	$252	$240	5.0%
Small Commercial & industrial	431	442	(2.5)%	(0.5)%	58	53	9.4%
Large Commercial & industrial	938	1,030	(8.9)%	(7.9)%	49	48	2.1%
Public Authorities & Electric Railroads	10	10	—%	(3.9)%	3	3	—%
Other(b)	—	—	n/a	n/a	56	63	(11.1)%
Total rate-regulated electric revenues(c)	2,849	3,030	(6.0)%	(3.7)%	418	407	2.7%
Other Rate-Regulated Revenues(d)					1	(1)	(200.0)%
Total Electric Revenues					$419	$406	3.2%
Purchased Power					$210	$198	6.1%

Heating and Cooling Degree-Days	2019	2018	Normal	From 2018	From Normal
Heating Degree-Days	13	1	38	1,200.0%	(65.8)%
Cooling Degree-Days	980	1,093	831	(10.3)%	17.9%

Nine Months Ended September 30, 2019 and 2018

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2019	2018	% Change	Weather - Normal % Change	2019	2018	% Change
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	3,182	3,363	(5.4)%	(3.9)%	$525	$534	(1.7)%
Small Commercial & industrial	1,055	1,066	(1.0)%	0.1%	132	128	3.1%
Large Commercial & industrial	2,600	2,725	(4.6)%	(4.2)%	135	139	(2.9)%
Public Authorities & Electric Railroads	34	36	(5.6)%	(5.9)%	10	10	—%
Other(b)	—	—	n/a	n/a	164	174	(5.7)%
Total rate-regulated electric revenues(c)	6,871	7,190	(4.4)%	(3.4)%	966	985	(1.9)%
Other Rate-Regulated Revenues(d)					—	(4)	(100.0)%
Total Electric Revenues					$966	$981	(1.5)%
Purchased Power					$479	$486	(1.4)%

				% Change
Heating Degree-Days	2019	2018	Normal	From 2018	From Normal
Heating Degree-Days	2,899	2,928	3,080	(1.0)%	(5.9)%
Cooling Degree-Days	1,330	1,447	1,129	(8.1)%	17.8%

Number of Electric Customers	2019	2018
Residential	493,720	489,961
Small Commercial & Industrial	61,376	61,141
Large Commercial & Industrial	3,418	3,569
Public Authorities & Electric Railroads	676	656
Total	559,190	555,327

(a)
Reflects delivery volumes and revenues from customers purchasing electricity directly from ACE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from ACE, revenues also reflect the cost of energy and transmission.

(b)	Includes transmission revenue from PJM, wholesale electric revenue and mutual assistance revenue.

(c)	Includes operating revenues from affiliates totaling $1 million for both the three months ended September 30, 2019 and 2018 and $2 million for both the nine months ended September 30, 2019 and 2018.

(d)	Includes alternative revenue programs and late payment charge revenues.

Generation Statistics

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Supply (in GWhs)
Nuclear Generation(a)
Mid-Atlantic	15,281	16,197	44,436	48,924
Midwest	23,730	23,834	71,459	70,532
New York	7,204	6,518	20,783	19,758
Total Nuclear Generation	46,215	46,549	136,678	139,214
Fossil and Renewables
Mid-Atlantic	485	853	2,351	2,660
Midwest	262	244	981	1,020
New York	3	1	4	3
ERCOT	4,500	3,137	10,644	8,389
Other Power Regions(b)	3,135	3,628	8,789	10,692
Total Fossil and Renewables	8,385	7,863	22,769	22,764
Purchased Power
Mid-Atlantic	5,235	3,504	10,359	4,828
Midwest	124	174	662	733
ERCOT	1,329	1,811	3,585	5,504
Other Power Regions(b)	13,006	12,705	36,693	32,731
Total Purchased Power	19,694	18,194	51,299	43,796
Total Supply/Sales by Region
Mid-Atlantic(c)	21,001	20,554	57,146	56,412
Midwest(c)	24,116	24,252	73,102	72,285
New York	7,207	6,519	20,787	19,761
ERCOT	5,829	4,948	14,229	13,893
Other Power Regions(b)	16,141	16,333	45,482	43,423
Total Supply/Sales by Region	74,294	72,606	210,746	205,774

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Outage Days(d)
Refueling	15	36	145	198
Non-refueling	15	12	43	20
Total Outage Days	30	48	188	218

(a)
Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and includes the total output of plants that are fully consolidated (e.g. CENG).

(b)	Other Power Regions includes New England, South, West and Canada.

(c)	Includes affiliate sales to PECO, BGE, Pepco, DPL and ACE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.

(d)	Outage days exclude Salem.